SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 CROSSPOINT PARKWAY GETZVILLE, NEW YORK	14068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging Growth Company

☐
If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.

On May 10, 2017, Ms. Linda Goodspeed notified the Board of Directors (the "Board") of Columbus McKinnon Corporation (the “Company”) that she would not stand for re-election to the Board at the July, 2017 Annual Meeting. Ms. Goodspeed further notified the Board that her current term on the Board will end effective May 31, 2017. Ms. Goodspeed was currently a member of the Company’s Corporate Governance and Nomination Committee and Compensation and Succession Committee. Ms. Goodspeed’s decision to no longer serve on the Board does not arise from any disagreement or dispute relating to the Company’s operations, policies or practices or with its management. Pursuant to Article II, Section 2.14 of the Company’s bylaws, its Directors may serve on the boards of directors of no more than four publicly traded companies inclusive of the Company’s Board. On May 9th, Ms. Goodspeed was elected to serve as a board of director for another company. Ms. Goodspeed, now serving on five (5) public boards, voluntarily resigned from the Company’s Board in accordance with the governance policy. A copy of the retirement letter furnished by Ms. Goodspeed has been annexed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Director Letter Dated May 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President and Chief
Financial Officer (Principal Financial Officer)

Dated:  May 12, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Director Letter Dated May 10, 2017